As filed with the Securities and Exchange Commission on July 18, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________
KB HOME
(Exact name of registrant as specified in its charter)
____________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	95-3666267 (I.R.S. Employer Identification Number)

10990 Wilshire Boulevard, Los Angeles, CA 90024 (Address, including zip code, of Principal Executive Offices)
_____________________________________________
KB Home 2014 Equity Incentive Plan
Third Amended and Restated KB Home Non-Employee Directors Compensation Plan
KB Home 401(k) Savings Plan
(Full titles of the plans)
_____________________________________________
William A. (Tony) Richelieu
Vice President and Corporate Secretary
KB Home
10990 Wilshire Boulevard
Los Angeles, CA 90024
310-231-4000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
_____________________________________________
Copies of all notices, orders and communications to:
Michael J. O’Sullivan
Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, CA 90071
213-683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
____________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(6)	Proposed maximum aggregate offering price(6)	Amount of registration fee(6)
Common Stock, par value $1.00 per share (3)	7,000,000	$17.56	$122,920,000	$15,832.10
Common Stock, par value $1.00 per share (4)	1,200,000	$17.56	$21,072,000	$2,714.07
Common Stock, par value $1.00 per share (5)	1,000,000	$17.56	$17,560,000	$2,261.73

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover such additional shares of common stock, par value $1.00 per share (the “Common Stock”), of KB Home (the “Registrant”) as may be issued pursuant to the above-named plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Each share of Common Stock is associated with a preferred stock purchase right under the Rights Agreement, dated January 22, 2009, between the Registrant and Computershare Shareowner Services Inc. (as successor-in-interest to Mellon Investor Services LLC), as Rights Agent. The preferred stock purchase rights are not presently exercisable and do not trade separately from the Common Stock. The preferred stock purchase rights will be issued for no additional consideration and, therefore, no additional registration fee is required.

(3)
Covers shares of Common Stock issuable under the KB Home 2014 Equity Incentive Plan (the “2014 Plan”), including 4,860,657 shares of Common Stock initially authorized for issuance under the 2014 Plan, plus an estimate of the aggregate number of additional shares that have become or may become available for issuance in the future pursuant to the terms of the 2014 Plan.

(4)	Covers shares of Common Stock issuable under the Third Amended and Restated KB Home Non-Employee Directors Compensation Plan.

(5)	Covers shares of Common Stock issuable under the KB Home 401(k) Savings Plan.

(6)
Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of $17.56 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 15, 2014.

EXPLANATORY NOTE

The Registrant is registering shares of Common Stock that may be issued under the KB Home 2014 Equity Incentive Plan and the Third Amended and Restated KB Home Non-Employee Directors Compensation Plan. In addition, in accordance with General Instruction E of Form S-8, the Registrant is registering additional shares of Common Stock pursuant to the KB Home 401(k) Savings Plan (the “401(k) Plan”). The Registrant currently has effective registration statements filed on Form S-8 relating to the 401(k) Plan, which registered securities of the same class as those being registered herewith, and which were filed with the Securities and Exchange Commission on October 27, 2005 and July 16, 2010, respectively. The Registrant incorporates by reference those registration statements on Form S-8 (File No. 333-129273 and File No. 333-168179), which are made a part hereof.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Note to Part I of Form S-8 and Rule 428 of the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013;

(ii)	The KB Home 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2013;

(iii)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2014 and May 31, 2014;

(iv)
The Registrant’s Current Reports on Form 8-K filed on January 28, 2014, March 19, 2014 (excluding any reports or portions thereof that are furnished under Item 2.02), March 21, 2014, March 25, 2014, April 4, 2014 and July 18, 2014; and

(v)
The description of the Registrant’s Common Stock included in the Registration Statement on Form 8‑A filed on June 30, 1986, and the description of the Registrant’s Rights to Purchase Series A Participating Cumulative Preferred Stock on Form 8-A filed January 27, 2009, as amended by the Form 8-A/A filed on January 27, 2009.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
Article 6(d) of the Registrant’s certificate of incorporation provides that the Registrant will indemnify its directors and officers and may indemnify any other employees or agents to the full extent permitted by the Delaware General Corporation Law.
Article 6(c) of the Registrant’s certificate of incorporation provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the Delaware General Corporation Law.
The Registrant has purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by its directors and officers. The Registrant has also entered into indemnification agreements with its non-employee directors, its executive officers and certain other senior officers and agents, in each case based on a form of indemnification agreement approved by the Company’s Board of Directors. The form of indemnification agreement includes provisions for indemnification and advancement of expenses to supplement that provided under the Company’s Restated Certificate of Incorporation and insurance policies, subject to certain requirements and limitations.
The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s Certificate of Incorporation and By-Laws, and the arrangements referred to above, and in each case are qualified in their entirety by reference thereto.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits
See the Index to Exhibits attached hereto.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on July 18, 2014.
KB HOME

By: /s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the KB Home 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 18, 2014.

KB HOME 401(K) SAVINGS PLAN

By: KB Home Plan Administrator

By: /s/ WILLIAM R. HOLLINGER
William R. Hollinger
Senior Vice President and Chief Accounting Officer

Each person whose signature appears below hereby constitutes and appoints each of Jeffrey T. Mezger, Chief Executive Officer of KB Home, Jeff J. Kaminski, Chief Financial Officer of KB Home, William R. Hollinger, Chief Accounting Officer of KB Home, and Brian J. Woram, General Counsel of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. MEZGER	Director, President and Chief Executive Officer	July 18, 2014
Jeffrey T. Mezger	(Principal Executive Officer)

/s/ JEFF J. KAMINSKI	Executive Vice President and Chief Financial Officer	July 18, 2014
Jeff J. Kaminski	(Principal Financial Officer)

/s/ WILLIAM R. HOLLINGER	Senior Vice President and Chief Accounting Officer	July 18, 2014
William R. Hollinger	(Principal Accounting Officer)

/s/ STEPHEN F. BOLLENBACH	Chairman of the Board and Director	July 18, 2014
Stephen F. Bollenbach

/s/ TIMOTHY W. FINCHEM	Director	July 18, 2014
Timothy W. Finchem

/s/ DR. THOMAS W. GILLIGAN	Director	July 18, 2014
Dr. Thomas W. Gilligan

/s/ KENNETH M. JASTROW, II	Director	July 18, 2014
Kenneth M. Jastrow, II

/s/ ROBERT L. JOHNSON	Director	July 18, 2014
Robert L. Johnson

/s/ MELISSA LORA	Director	July 18, 2014
Melissa Lora

/s/ MICHAEL G. MCCAFFERY	Director	July 18, 2014
Michael G. McCaffery

/s/ LUIS G. NOGALES	Director	July 18, 2014
Luis G. Nogales

/s/ MICHAEL M. WOOD	Director	July 18, 2014
Michael M. Wood

Exhibit Index

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as amended (filed as an exhibit to the Registrant’s Current Report on Form 8-K dated April 7, 2009, and incorporated by reference herein).

4.2	By-Laws, as amended and restated on July 17, 2014 (filed as an exhibit to the Registrant’s Current Report on Form 8-K dated July 17, 2014 and incorporated by reference herein).

5.1*	Opinion of Munger, Tolles & Olson LLP.

5.2
The Registrant and the Registrant’s 401(k) Saving Plan hereby undertake that they have submitted and will submit the 401(k) Savings Plan and any amendments to the 401(k) Savings Plan to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the 401(k) Savings Plan.

10.1	KB Home 2014 Equity Incentive Plan (filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2014 and incorporated by reference herein).

10.2*	Third Amended and Restated KB Home Non-Employee Directors Compensation Plan, effective as of July 17, 2014.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page of this Registration Statement).
______________________
* Filed herewith.